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                                                                    EXHIBIT 99.1


                            JAG Media Holdings, Inc.

For Immediate Release:

Contacts:
---------
Stephen J. Schoepfer, EVP & COO
JAG Media Holdings, Inc.
 (888) 828-4174
steve@jagnotes.com
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         JAG Media Holdings, Inc. Announces Update Regarding Status of
                     Implementation of Custody Only Trading

Boca Raton, FL, January 30, 2003 - JAG Media Holdings, Inc. (OTCBB: JGMHA) announced today an update regarding the status of its implementation of custody only trading.

As mentioned in the Company's press release dated January 24, 2003, the Company amended its By-Laws to adopt custody only trading and contacted the Depository Trust Company ("DTC") on that date to inform DTC of the Company's adoption of custody only trading and to arrange for implementation of the change as soon as possible while preserving an orderly market for the Company's securities. DTC indicated it would have an appropriate DTC representative get back to the Company on this issue. To date the Company has not heard back from any representatives of DTC and several calls by the Company's attorneys to the office of DTC's General Counsel have likewise not been returned.

The Company has reviewed DTC's guidance statement issued on January 28, 2003 to all DTC participants and, in particular, DTC's apparent reliance on the Uniform Commercial Code as its basis for claiming that issuers do not have the right to exit their securities from the DTC system. Based upon its review of the issues to date, the Company disagrees with DTC's apparent legal position. The Company notes that in DTC's guidance statement DTC indicated that "[t]his matter has not yet been resolved between DTC and the issuers involved."

The Company intends to continue to pursue this matter with DTC in an attempt to have the Company's securities exited from the DTC system in a voluntary manner while preserving an orderly market in the Company's securities. However, the Company is currently also assessing with its attorneys all options available to the Company in light of DTC's apparent position.

Accordingly, the Company also contacted its transfer agent yesterday regarding possible implementation of a Direct Registration System for the Company's shares. Under such a system stockholders could elect to have their shares registered directly on the Company's records in book-entry form. This would offer stockholders an alternative to holding their shares in certificate form or in "street name" and would provide stockholders with the benefit of assuring their ownership rights in an electronic non-certificated form.


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The Company has devoted substantial time and resources to implementing custody only trading in the best manner possible for its stockholders and in excess of 21,000,000 shares (representing in excess of 98% of the votes cast on this matter) have, to date, been voted in favor of the Company's custody only trading proposal contained in its proxy statement dated January 3, 2003.


About JAG Media Holdings, Inc.
------------------------------

JAG Media Holdings, Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company also offers, through its wholly-owned subsidiary, JAG Company Voice LLC, its "Company Voice" service which provides publicly traded companies with production services and distribution for their corporate messages in streaming video/audio format. The Company's websites are located at WWW.JAGNOTES.COM and WWW.THECOMPANYVOICE.COM.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.


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